UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.
On March 2, 2023, Privia Health Group, Inc. (the “Company”) entered into a strategic alignment agreement (the “Equity Alignment Agreement”) with ChoiceHealth, Inc. (“Novant Sub”), a subsidiary of Novant Health, Inc. (“Novant Health”), in connection with the joint venture and strategic partnership between the Company and Novant Health entered into in November 2022 to launch Privia Medical Group — North Carolina. The Equity Alignment Agreement is intended to align the Company and Novant Health for future growth, both inside and outside of North Carolina.
Pursuant to the Equity Alignment Agreement, Novant Sub will be entitled to receive, and the Company agreed to issue, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to Novant Sub any time each of the following events occurs, in the following amounts:
1.The Company will issue 745,712 shares of Common Stock to Novant Sub each time Privia Medical Group — North Carolina implements 1,000 providers in specified markets in North Carolina.
2.The Company will issue 372,856 shares of Common Stock to Novant Sub each time the Company and Novant Health enter a new state pursuant to a mutually agreed business plan developed for such state.
3.The Company will issue 745,712 shares of Common Stock to Novant Sub each time the partnership between the Company and Novant Health for each new state implements 1,000 providers in specified core markets in such state.
The Equity Alignment Agreement will renew every four years, subject to the delivery of a third-party valuation opinion. The renewal will be required to use the same issuance triggers, but the number of shares may be adjusted to be consistent with the valuation opinion. The number of shares of Common Stock issuable to Novant Sub under the Equity Alignment Agreement and all renewals of the Equity Alignment Agreement will be subject to a total cap equal to 19.9% of the total number of shares of Common Stock outstanding as of the effective date of the Equity Alignment Agreement and as of the effective date of all renewals, whichever is lowest.
Pursuant to the terms of the Equity Alignment Agreement, Novant Sub agreed that the shares of Common Stock issued to Novant Sub thereunder will be subject to a lock-up restriction, such that Novant Sub will not, without the prior approval of the Company, sell, or otherwise enter into a similar transaction with the same economic effect as a sale with respect to, such shares, subject to certain customary exceptions, until the third anniversary of the issuance date with respect to such shares.
The terms of the Equity Alignment Agreement were approved by the disinterested directors of the Company’s Board of Directors and by a Transaction Committee of independent and disinterested directors.
Any issuance of Common Stock to Novant Sub will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The representations, warranties and covenants contained in the Equity Alignment Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Equity Alignment Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Equity Alignment Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.
The foregoing description of the Equity Alignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Alignment Agreement which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit No.	Description
10.1	Strategic Alignment Agreement, dated as of March 2, 2023, by and between Privia Health Group, Inc. and ChoiceHealth, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: March 7, 2023	By:	/s/ Shawn Morris

Name: Shawn Morris
Title: Chief Executive Officer